EXHIBIT 99.1

NERDWALLET REPORTS THIRD QUARTER 2023 RESULTS
Revenue of $152.8 million, Up 7% Year-Over-Year

FINANCIAL HIGHLIGHTS
•Revenue of $152.8 million
•GAAP net loss of $0.5 million and $0.01 loss per diluted share
•Adjusted EBITDA of $26.7 million
SAN FRANCISCO, CA—October 26, 2023—NerdWallet, Inc. (Nasdaq: NRDS), a platform that provides financial guidance to consumers and small and mid-sized businesses (SMBs), today reported financial results for its third quarter ended September 30, 2023.
“In Q3, we achieved growth in revenue as well as our reach, with monthly unique users up 22% year-over-year and record traffic to travel content and personal loans,” said Tim Chen, Co-Founder and CEO of NerdWallet. “This is a testament to our trusted brand and growing audience, and sets us up to drive meaningful operating leverage when the macro environment recovers.”
“We’re pleased to announce Q3 revenue of $153 million, up 7% year-over-year and above the high end of our guidance,” said Lauren StClair, CFO of NerdWallet. “We saw stabilizing performance in some of our more challenged verticals, such as Credit Cards, as well as positive momentum in our Loans verticals. Our growing consumer mind share gives us confidence that as macro economic conditions recover, our ability to meet consumer needs will compound our value over time.”

THIRD QUARTER 2023 HIGHLIGHTS
•Credit cards revenue of $54.0 million decreased 6% year-over-year, primarily due to reduced marketing spending by our financial services partners amidst a combination of increasingly cautious underwriting and heightened balance sheet conservatism following the regional banking crisis. Matches increased year-over-year as we grew our audience and continued to deliver quality referrals.
•Loans revenue of $32.9 million was up 16% year-over-year, primarily due to growth in personal loans, partially offset by a decrease in mortgages reflecting higher interest rates and continuing macroeconomic headwinds.
•Other verticals revenue of $65.9 million was up 16% year-over-year, driven by strong growth in banking and SMB products, partially offset by a decrease in insurance products.
•We had 24 million average Monthly Unique Users (MUUs), which was up 22% year-over-year. We saw strong engagement in areas such as travel products, banking and investing.

SUMMARY FINANCIAL RESULTS

	Quarter Ended		% Change	Quarter Ended	% Change
	Sep 30,	Sep 30,		Jun 30,
(in millions, except per share amounts)	2023	2022	YoY	2023	QoQ
Revenue	$152.8	$142.6	7%	$143.3	7%
Credit cards(1)	54.0	57.4	(6%)	51.2	5%
Loans(2)	32.9	28.4	16%	23.1	43%
Other verticals(3)	65.9	56.8	16%	69.0	(5%)

Income (loss) from operations	$4.0	$(8.8)	NM	$(4.2)	NM
Net income (loss)	$(0.5)	$0.7	NM	$(10.7)	(95%)

Net income (loss) per share
Basic	$(0.01)	$0.01	NM	$(0.14)	(93%)
Diluted	$(0.01)	$0.01	NM	$(0.14)	(93%)

Non-GAAP financial measures(4)
Adjusted EBITDA	$26.7	$14.5	84%	$20.7	29%
Non-GAAP operating income (loss)	$9.5	$(3.4)	NM	$0.5	NM

Cash and cash equivalents	$86.6	$138.4	(37%)	$67.1	29%
Average monthly unique users(5)	24	19	22%	22	8%
______________
(1)    Credit cards revenue consists of revenue from consumer credit cards.
(2)    Loans revenue includes revenue from personal loans, mortgages, student loans and auto loans.
(3)    Other verticals revenue includes revenue from other product sources, including SMB products, banking, insurance, investing and NerdWallet UK.
(4)    Adjusted EBITDA and non-GAAP operating income (loss) are non-GAAP measures. See “Non-GAAP Financial Measures” for more information.
(5)    We define a Monthly Unique User as a unique user with at least one session in a given month as determined by unique device identifiers.
QUARTERLY CONFERENCE CALL
A conference call to discuss NerdWallet’s third quarter 2023 financial results will be webcast live today, October 26, 2023 at 1:30 PM Pacific Time (PT). The live webcast is open to the public and will be available on NerdWallet’s investor relations website at https://investors.nerdwallet.com. Following completion of the call, a recorded replay of the webcast will be available on NerdWallet’s investor relations website.
SHAREHOLDER LETTER
A shareholder letter providing additional information and analysis can be found at NerdWallet’s investor relations website at https://investors.nerdwallet.com.

SHARE REPURCHASE PLAN
Following the Company’s utilization of the share repurchase authorization announced by the Company on May 2, 2023, the Company is announcing that its Board of Directors has approved a new share repurchase authorization of $30 million to purchase the Company’s Class A common stock. Subject to market conditions and other factors, the new repurchase plan is intended to make opportunistic repurchases of NerdWallet’s Class A common stock to reduce its outstanding share count. Repurchases under the new plan may be made in the open market, in privately negotiated transactions or otherwise in accordance with applicable securities laws and other restrictions. The amount and timing of repurchases will be determined at management’s discretion and depend on a variety of factors, including business, economic and market conditions, regulatory requirements, prevailing stock prices and other considerations. The new share repurchase plan has no time limit and may be modified, suspended or terminated at any time, and does not obligate the Company to acquire any specific number of shares. The Company expects to fund repurchases with existing cash and cash equivalents.
ABOUT NERDWALLET
NerdWallet (Nasdaq: NRDS) is on a mission to provide clarity for all of life’s financial decisions. As a personal finance website and app, NerdWallet provides consumers with trustworthy and knowledgeable financial information so they can make smart money moves. From finding the best credit card to buying a house, NerdWallet is there to help consumers make financial decisions with confidence. Consumers have free access to our expert content and comparison shopping marketplaces, plus a data-driven app, which helps them stay on top of their finances and save time and money, giving them the freedom to do more. NerdWallet is available for consumers in the U.S., United Kingdom, Canada and Australia.
“NerdWallet” is a trademark of NerdWallet, Inc. All rights reserved. Other names and trademarks used herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(in millions, except per share amounts)	2023	2022		2023	2022
Revenue	$152.8	$142.6	7%	$465.7	$396.9	17%
Costs and Expenses:
Cost of revenue	13.3	11.7	13%	40.2	27.6	46%
Research and development	20.7	20.7	0%	60.2	58.2	3%
Sales and marketing	100.6	103.2	(2%)	321.1	288.1	11%
General and administrative	14.2	15.4	(9%)	45.2	43.8	3%
Change in fair value of contingent consideration related to earnouts	—	0.4	(100%)	—	6.1	(100%)
Total costs and expenses	148.8	151.4	(2%)	466.7	423.8	10%
Income (Loss) From Operations	4.0	(8.8)	NM	(1.0)	(26.9)	(96%)
Other income (expense), net:
Interest income	0.9	0.5	75%	2.7	0.6	354%
Interest expense	(0.2)	(0.9)	(77%)	(0.6)	(1.3)	(54%)
Other losses, net	—	—	NM	(0.1)	—	226%
Total other income (expense), net	0.7	(0.4)	NM	2.0	(0.7)	NM
Income (loss) before income taxes	4.7	(9.2)	NM	1.0	(27.6)	NM
Income tax provision (benefit)	5.2	(9.9)	NM	10.5	(8.5)	NM
Net Income (Loss)	$(0.5)	$0.7	NM	$(9.5)	$(19.1)	(50%)

Net Income (Loss) Per Share Attributable to Common Stockholders
Basic	$(0.01)	$0.01	NM	$(0.12)	$(0.28)	(57%)
Diluted	$(0.01)	$0.01	NM	$(0.12)	$(0.28)	(57%)

Weighted-Average Shares Used in Computing Net Income (Loss) Per Share Attributable to Common Stockholders
Basic	77.5	73.4		76.7	69.2
Diluted	77.5	75.0		76.7	69.2

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited

(in millions)	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$86.6	$83.9
Accounts receivable—net	84.4	87.0
Prepaid expenses and other current assets	23.8	18.3
Total current assets	194.8	189.2
Property, equipment and software—net	52.8	49.1
Goodwill	111.3	111.2
Intangible assets—net	50.5	64.1
Right-of-use assets	9.2	11.3
Other assets	2.2	0.8
Total Assets	$420.8	$425.7
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13.1	$3.6
Accrued expenses and other current liabilities	31.9	37.9
Contingent consideration—current	—	30.9
Total current liabilities	45.0	72.4
Other liabilities—noncurrent	11.6	11.6
Total liabilities	56.6	84.0
Commitments and contingencies
Stockholders’ equity	364.2	341.7
Total Liabilities and Stockholders’ Equity	$420.8	$425.7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

	Nine Months Ended September 30,
(in millions)	2023	2022
Operating Activities:
Net loss	$(9.5)	$(19.1)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	36.0	25.6
Stock-based compensation	29.3	25.3
Change in fair value of contingent consideration related to earnouts	—	6.1
Deferred taxes	(0.4)	(12.5)
Non-cash lease costs	2.1	2.0
Other, net	1.2	0.9
Changes in operating assets and liabilities:
Accounts receivable	1.6	(18.7)
Prepaid expenses and other assets	(6.2)	(2.0)
Accounts payable	7.6	(4.0)
Accrued expenses and other current liabilities	(5.9)	15.9
Payment of contingent consideration	(14.0)	(11.5)
Operating lease liabilities	(2.3)	(1.7)
Other liabilities	3.0	(1.4)
Net cash provided by operating activities	42.5	4.9
Investing Activities:
Capitalized software development costs	(19.6)	(20.5)
Purchase of property and equipment	(0.5)	(4.3)
Business combination, net of cash acquired	—	(69.5)
Net cash used in investing activities	(20.1)	(94.3)
Financing Activities:
Payment of contingent consideration	(16.9)	(19.0)
Proceeds from line of credit	7.5	70.0
Payments on line of credit	(7.5)	—
Payment of debt issuance costs	(1.1)	—
Proceeds from exercise of stock options	9.1	6.2
Issuance of Class A common stock under Employee Stock Purchase Plan	1.9	3.2
Repurchase of Class A common stock	(12.1)	—
Tax payments related to net-share settlements on restricted stock units	(0.7)	(0.1)
Net cash provided by (used in) financing activities	(19.8)	60.3
Effect of exchange rate changes on cash and cash equivalents	0.1	(0.3)
Net increase (decrease) in cash and cash equivalents	2.7	(29.4)
Cash and Cash Equivalents:
Beginning of period	83.9	167.8
End of period	$86.6	$138.4

NON-GAAP FINANCIAL MEASURES

We use Adjusted EBITDA and non-GAAP operating income (loss) in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our Board of Directors concerning our financial performance.
Adjusted EBITDA: We define Adjusted EBITDA as net income (loss) from continuing operations adjusted to exclude depreciation and amortization, interest income (expense), net, provision (benefit) for income taxes, and further exclude (1) losses (gains) on disposals of assets, (2) change in fair value of contingent consideration related to earnouts, (3) deferred compensation related to earnouts, (4) stock-based compensation, and (5) acquisition-related costs.
Non-GAAP operating income (loss): We define non-GAAP operating income (loss) as income (loss) from operations adjusted to exclude depreciation and amortization, and further exclude (1) losses (gains) on disposals of assets, (2) change in fair value of contingent consideration related to earnouts, (3) deferred compensation related to earnouts, and (4) acquisition-related costs. We also reduce income (loss) from operations for capitalized internally developed software costs.
The above items are excluded from our Adjusted EBITDA and non-GAAP operating income (loss) measures because these items are non-cash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful. We deduct capitalized internally developed software costs in our non-GAAP operating income (loss) measure to reflect the cash impact of personnel costs incurred within the time period.
We believe that Adjusted EBITDA and non-GAAP operating income (loss) provide useful information to investors and others in understanding and evaluating our operating results and in comparing operating results across periods. Moreover, Adjusted EBITDA and non-GAAP operating income (loss) are key measurements used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, the use of these non-GAAP measures have certain limitations because they do not reflect all items of income and expense that affect our operations. Adjusted EBITDA and non-GAAP operating income (loss) have limitations as financial measures, should be considered as supplemental in nature, and are not meant as substitutes for the related financial information prepared in accordance with GAAP. These limitations include the following:
•Adjusted EBITDA does not reflect interest income (expense) and other gains (losses), net, which include unrealized and realized gains and losses on foreign currency exchange, as well as certain nonrecurring gains (losses);
•Adjusted EBITDA and non-GAAP operating income (loss) exclude certain recurring, non-cash charges, such as amortization of software, depreciation of property and equipment, amortization of intangible assets, and (losses) gains on disposals of assets. Although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA and non-GAAP operating income (loss) do not reflect all cash requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA excludes stock-based compensation, including for acquisition-related inducement awards, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy; and
•Adjusted EBITDA and non-GAAP operating income (loss) exclude acquisition-related costs, including acquisition-related retention compensation under compensatory retention agreements with certain key employees, acquisition-related transaction expenses, contingent consideration fair value adjustments related to earnouts, and deferred compensation related to earnouts.
In addition, Adjusted EBITDA and non-GAAP operating income (loss) as we define them may not be comparable to similarly titled measures used by other companies. Because of these limitations, you should consider Adjusted EBITDA and non-GAAP operating income (loss) alongside other financial performance measures, including net income (loss), income (loss) from operations, and our other GAAP results.

We compensate for these limitations by reconciling Adjusted EBITDA to net income (loss), and non-GAAP operating income (loss) to income (loss) from operations, the most comparable respective GAAP financial measures, as follows:

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(in millions)	2023	2022		2023	2022
Net income (loss)	$(0.5)	$0.7	NM	$(9.5)	$(19.1)	(50%)
Depreciation and amortization	12.1	10.8	11%	36.0	25.6	40%
Stock-based compensation	9.4	9.1	3%	29.3	25.3	16%
Acquisition-related retention	1.2	1.4	(11%)	4.0	1.4	189%
Deferred compensation related to earnouts	—	0.4	(100%)	—	1.2	(100%)
Change in fair value of contingent consideration related to earnouts	—	0.4	(100%)	—	6.1	(100%)
Acquisition-related expenses	—	1.2	(96%)	—	3.4	(99%)
Interest (income) expense, net	(0.7)	0.4	NM	(2.1)	0.7	NM
Other losses, net	—	—	NM	0.1	—	226%
Income tax provision (benefit)	5.2	(9.9)	NM	10.5	(8.5)	NM
Adjusted EBITDA	$26.7	$14.5	84%	$68.3	$36.1	89%
Stock-based compensation	(9.4)	(9.1)	3%	(29.3)	(25.3)	16%
Capitalized internally developed software costs	(7.8)	(8.8)	(11%)	(25.2)	(25.5)	(1%)
Non-GAAP operating income (loss)	$9.5	$(3.4)	NM	$13.8	$(14.7)	NM

Net income (loss) margin	0%	0%		(2%)	(5%)
Adjusted EBITDA margin[1]	18%	10%		15%	9%

Income (loss) from operations	$4.0	$(8.8)	NM	$(1.0)	$(26.9)	(96%)
Depreciation and amortization	12.1	10.8	11%	36.0	25.6	40%
Acquisition-related retention	1.2	1.4	(11%)	4.0	1.4	189%
Deferred compensation related to earnouts	—	0.4	(100%)	—	1.2	(100%)
Change in fair value of contingent consideration related to earnouts	—	0.4	(100%)	—	6.1	(100%)
Acquisition-related expenses	—	1.2	(96%)	—	3.4	(99%)
Capitalized internally developed software costs	(7.8)	(8.8)	(11%)	(25.2)	(25.5)	(1%)
Non-GAAP operating income (loss)	$9.5	$(3.4)	NM	$13.8	$(14.7)	NM

Operating income (loss) margin	3%	(6%)		0%	(7%)
Non-GAAP operating income (loss) margin[2]	6%	(2%)		3%	(4%)
______________
(1)    Represents Adjusted EBITDA as a percentage of revenue.
(2)    Represents non-GAAP operating income (loss) as a percentage of revenue.

FINANCIAL OUTLOOK
We are providing guidance for the fourth quarter of 2023:
•Revenue is expected in the range of $136 - $140 million, (3%) year-over-year at the midpoint
•Adjusted EBITDA is expected in the range of $30 - $33 million
We also provide guidance for full year 2023:
•We expect a 2023 annual Adjusted EBITDA margin of approximately 16.5%, a year-over-year increase of approximately four percentage points.
•GAAP operating income margin of approximately 1%
•Non-GAAP operating income margin of approximately 4.5%
NerdWallet has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted Adjusted EBITDA within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes which are directly impacted by unpredictable fluctuations in the market price of the Company’s capital stock. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of NerdWallet’s control.
A reconciliation of forecasted operating income margin to forecasted non-GAAP operating income margin is as follows:

Forecasted Full Year 2023
Operating income margin[1]	1%
Impact on margin of:
Depreciation and amortization	8%
Acquisition-related retention	1%
Capitalized internally developed software costs	(5.5%)
Non-GAAP operating income margin[2]	4.5%
______________
(1)    Represents forecasted operating income as a percentage of forecasted revenue.
(2)    Represents forecasted non-GAAP operating income as a percentage of forecasted revenue.
For more information regarding the non-GAAP financial measures discussed in this communication, please see “Non-GAAP Financial Measures” above.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, the statements in the section titled “Financial Outlook.” In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
•the effect of macroeconomic developments, including but not limited to, inflation, rising interest rates, tightening credit markets and general macroeconomic uncertainty on our business results of operations, financial condition and stock price;
•our expectations regarding our future financial and operating performance, including total revenue, cost of revenue, Adjusted EBITDA, non-GAAP operating income (loss) and MUUs;
•our ability to grow traffic and engagement on our platform;
•our expected returns on marketing investments and brand campaigns;

•our expectations about consumer demand for the products on our platform;
•our ability to convert users into Registered Users and improve repeat user rates;
•our ability to convert consumers into matches with financial services partners;
•our ability to grow within existing and new verticals;
•our ability to expand geographically;
•our ability to maintain and expand our relationships with our existing financial services partners and to identify new financial services partners;
•our ability to build efficient and scalable technical capabilities to deliver personalized guidance and nudge users;
•our ability to maintain and enhance our brand awareness and consumer trust;
•our ability to generate high quality, engaging consumer resources;
•our ability to adapt to the evolving financial interests of consumers;
•our ability to compete with existing and new competitors in existing and new market verticals;
•our ability to maintain the security and availability of our platform;
•our ability to maintain, protect and enhance our intellectual property;
•our ability to identify, attract and retain highly skilled, diverse personnel;
•our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business;
•the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs;
•our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture;
•our ability to successfully identify, manage, and integrate any existing and potential acquisitions;
•our ability to achieve expected synergies, accretive value and other benefits from completed acquisitions; and
•our share repurchase plan, including expectations regarding the amount, timing and manner of repurchases made under the plan.
You should not rely on forward-looking statements as predictions or guarantees of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. These forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results or outcomes to be materially different from any future results expressed or implied by these forward-looking statements, including those factors described in filings we make with the SEC from time to time.
The forward-looking statements made in this press release speak only as of the date hereof. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Relations:
Caitlin MacNamee
ir@nerdwallet.com

Media Relations:
Kate Bondurant
press@nerdwallet.com